Exhibit 16.1

[Letterhead of Rothstein Kass]

January 9, 2008

Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549

Re: Information Services Group, Inc. (Commission File No. 001-33287)

We have read the statements that we understand Information Services Group, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.

Yours truly,

/s/ Rothstein, Kass and Company, P.C.

Rothstein, Kass and Company, P.C.